Exhibit 99.1

HOULIHAN LOKEY HOWARD & ZUKIN

INVESTMENT BANKING SERVICES

www.hlhz.com

Personal and Confidential

Mr. J. Richard Budd, III

Acuity CiMatrix, Inc.

486 Amherst Street

Nashua, NH 03063

Dear Mr. Budd:

Thank you for selecting Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan Lokey”) to serve as the M&A advisor to Acuity CiMatrix, Inc, formerly known as Robotic Vision Systems, Inc., a Delaware corporation (the “Company”), together with its Auto Image ID, Inc. subsidiary, both operating under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in cases pending in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) captioned In re Robotic Vision Systems, Inc. This letter (the “Engagement Letter”) and the attached Additional Terms of Engagement, which are incorporated herein by this reference (collectively, the “ACIM Engagement Agreement”), set forth our mutual understanding and agreement as to the terms of our engagement.

1.	Engagement. Houlihan will provide such M&A financial advisory and investment banking services as Houlihan and the Company shall deem appropriate and feasible to consummate a Transaction (as hereinafter defined) involving the Company’s Acuity CiMatrix division (“ACIM”), including but not limited to the potential sale, license or transfer of control over, any or all of ACIM’s assets, including its tangible and intellectual property, technology and operations, whether effectuated through a sale transaction under 11 U.S.C. § 363, a licensing or similar agreement, a stand-alone plan of reorganization, or otherwise.

a.	Upon retention, Houlihan Lokey will commence its review of the Company’s financial position, financial history, operations, competitive environment, and assets to assist the Company in determining the best means and timing to effect the sale, merger, joint venture, license agreement, plan of reorganization or other combination or disposition involving ACIM, or its assets, both tangible or intangible, including but not limited to its intellectual property, know how and technology, its operations, and/or its stock, or any portion thereof, in one or more transactions (each a “Transaction”, and, collectively, the “Transactions”, and as further defined in the attached Additional Terms of Engagement) with any person or entity (including, among others, former and existing creditors, affiliates, employees and/or shareholders, all of the foregoing being considered “Constituents”).

b.	To facilitate a Transaction, Houlihan Lokey will develop a list of potential acquirers, investors, licensees and/or strategic partners (jointly referred to herein, and further defined in the attached

New York • 245 Park Avenue, 20th Floor • New York, New York 10167 • tel.212.497.4100 • fax.212.661.3070

Los Angeles Chicago San Francisco Washington, D.C. Minneapolis Dallas Atlanta London

Broker/dealer services through Houlihan Lokey Howard & Zukin Capital. Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

Mr. J. Richard Budd III

Acuity CiMatrix (formerly known as Robotic Vision Systems, Inc.)

Effective as of March 28, 2005

Additional Terms of Engagement, as “Investors”) and interact with such Investors in an effort to create interest in one or more Transactions. After consultation with the Company and its advisors, Houlihan Lokey will prepare sale materials, including, as appropriate, a teaser and/or an offering memorandum and an online dataroom (collectively the “Offering Materials”) (with substantial input from the Company) to provide to interested Investors. Houlihan Lokey’s services may include, but not be limited to, developing a coordinated sales effort and assisting in the negotiation and structuring of the financial aspects of any proposed Transaction. As appropriate, Houlihan Lokey will submit and discuss the Offering Materials with interested parties, will coordinate the negotiating process with the Company and its other advisors (e.g., attorneys), will actively participate in negotiations, and otherwise reasonably assist the Company in effectuating a Transaction, or Transactions.

2.	Fees and Expenses. In consideration of its services pursuant to this ACIM Engagement Agreement, Houlihan Lokey shall be entitled to receive, and the Company shall pay to Houlihan Lokey, the following compensation:

a.	Transaction Fee: The Company shall pay Houlihan Lokey immediately and directly out of the proceeds, at closing, of each Transaction as a cost of sale of each Transaction, in cash, a transaction fee (“Transaction Fee”) based on Aggregate Gross Consideration (as defined below) (“AGC” or “Aggregate Gross Consideration”) applicable to ACIM equal to:

• For AGC up to $16.250 million:	$650,000, plus
• For AGC in excess of $16.25 million to $20 million:	4% of such incremental AGC, plus
• For AGC in excess of $20 million to $25 million:	5% of such incremental AGC, plus
• For AGC in excess of $25 million:	6% of such incremental AGC.

By way of illustration, transactions with AGC in the following amounts would result in the following fees payable to Houlihan Lokey:

AGC of $10 million — fee of $650,000 (For an overall fee of 6.5% of total AGC)

AGC of $15 million — fee of $650,000 (For an overall fee of 4.3% of total AGC)

AGC of $16.25 million — fee of $650,000 (For an overall fee of 4.0% of total AGC)

AGC of $20 million — fee of $800,000 (For an overall fee of 4.0% of total AGC)

AGC of $25 million — fee of $1,050,000 (For an overall fee of 4.2% of total AGC)

AGC of $30 million — fee of $1,350,000 (For an overall fee of 4.5% of total AGC)

AGC of $35 million — fee of $1,650,000 (For an overall fee of 4.7% of total AGC)

AGC of $40 million — fee of $1,950,000 (For an overall fee of 4.9% of total AGC)

AGC of $45 million — fee of $2,250,000 (For an overall fee of 5% of total AGC)

If more than one Transaction is consummated involving ACIM or any of its assets, (i) Houlihan Lokey will be compensated based on the AGC generated from all Transactions as set forth above, and (ii) Houlihan Lokey shall receive, in addition to all other fees payable hereunder, an Additional Transaction Fee of $300,000 for the second Transaction plus an additional $300,000 for each additional Transaction.

If a Transaction has not been consummated as of the date of receipt of notice of termination by Houlihan, delivered in accordance with paragraph 5 of the attached Additional Terms of Engagement, the Company shall pay Houlihan Lokey, in cash, a sum equal to the greater of $300,000 or $100,000 per month calculated from the date of this Engagement Letter through the Termination Date; provided however, that any such

Mr. J. Richard Budd III

Acuity CiMatrix (formerly known as Robotic Vision Systems, Inc.)

Effective as of March 28, 2005

payment, if timely made, shall be credited against any Transaction Fee that might otherwise become due under the terms of this ACIM Engagement Agreement.

b.	Aggregate Gross Consideration: For the purpose of calculating the Transaction Fee in respect of each Transaction, the Aggregate Gross Consideration shall be the total proceeds and other consideration paid to or received by, or to be paid to or received by, the Company, or any of its Constituents or other parties in interest in connection with a Transaction (which consideration shall be deemed to include amounts in escrow and any deposits or other amounts forfeited by any Investor), including, without limitation, cash, notes, securities, and other property; payments made in installments; amounts payable under consulting agreements, above-market employment contracts, non-compete agreements or similar arrangements, payment made under a license agreement, or Contingent Payments (as defined below) In addition, if any of the Company’s liabilities are assumed or otherwise paid off in conjunction with a Transaction (by the Company or any Investor, in the form of “cure” payments or otherwise), or any of the Company’s assets related to ACIM are retained, sold or otherwise transferred outside of the Company’s ordinary course of business to another party prior to the consummation of a Transaction, the Aggregate Gross Consideration will be increased to reflect the face value of any such liabilities and the fair market value of any such assets. Contingent Payments shall be defined as the fair market value of consideration received or receivable by the Company, or any of its Constituents and/or any other parties in the form of deferred performance-based payments, “earn-outs”, or other contingent payments based upon the future performance of the Company or any of its businesses or assets.

c.

Value of Consideration: For the purpose of calculating the Aggregate Gross Consideration received in a Transaction, any securities (other than a promissory note) will be valued at the time of the closing of the Transaction (without regard to any restrictions on transferability) as follows: (i) if such securities are traded on a stock exchange, the securities will be valued at the average last sale or closing price for the ten trading days immediately prior to the closing of the Transaction; (ii) if such securities are traded primarily in over-the-counter transactions, the securities will be valued at the mean of the closing bid and asked quotations similarly averaged over a ten trading day period immediately prior to the closing of the Transaction; and (iii) if such securities have not been traded prior to the closing of the Transaction, Houlihan Lokey will prepare a valuation of the securities, and Houlihan Lokey and the Company will negotiate in good faith to agree on a fair valuation thereof for the purposes of calculating the Transaction Fee. The value of any purchase money or other promissory notes shall be deemed to be the face amount thereof. In the event the Aggregate Gross Consideration includes any Contingent Payments, Houlihan Lokey’s Transaction Fee shall be calculated based on the fair market value of such Contingent Payments as of closing and Houlihan Lokey shall be paid such Transaction Fee at the closing of the Transaction provided that the Company has received from the closing of the Transaction payments in excess of such Transaction Fee; if the Company has not received such payments as of Closing, an additional Transaction Fee shall be paid to Houlihan Lokey from, and on account of, such Contingent Payments at the same time that each of such Contingent Payments is received by any Constituent(s), regardless of any prior expiration or termination of this Engagement Agreement. The fair market value of any Contingent Payments, as of the closing of the Transaction, shall be negotiated in good faith by Houlihan Lokey and the Company. In the event that ACIM or any material portion of its assets or operations are, directly or indirectly, included in a Transaction involving the sale or conveyance of other assets of, or ownership interests in, or other change in control of the Company, the Company and Houlihan Lokey shall agree in good faith on a fair allocation of the AGC received in such Transaction attributable to

Mr. J. Richard Budd III

Acuity CiMatrix (formerly known as Robotic Vision Systems, Inc.)

Effective as of March 28, 2005

ACIM, and such allocation shall be included in the AGC used hereunder in determining Houlihan Lokey’s Transaction Fee.

d.	Reimbursement of Expenses: In addition to any other payments hereunder, and regardless of whether any Transaction is consummated, Houlihan Lokey shall be reimbursed for all out-of-pocket expenses that are reasonably incurred in connection with its services hereunder. Such fees and expenses will include, but not be limited to, travel expenses, communications charges, database charges, copying expenses, and delivery and distribution charges. Said amounts, if any, will be billed to the Company periodically and reimbursed by the Company within 10 days of the billing date.

e.	Tail Period: Notwithstanding any termination of this ACIM Agreement, Houlihan Lokey shall be entitled to full payment, in cash, of any applicable Transaction Fee so long as either: (i) a Transaction is consummated during the term of the ACIM Engagement Agreement, or an agreement to consummate a Transaction is executed by the Company during the term of this ACIM Agreement and such Transaction is consummated at any time, or (ii) if an agreement to consummate a Transaction is executed by the Company with a Qualified Investor (as defined below) within one year following the date of termination of this ACIM Agreement (such one year period being referred to herein as the “Tail Period”) and such Transaction is consummated at any time with the Qualified Investor named in such agreement or with any direct or indirect affiliate, employee or investor in or of such Qualified Investor or affiliate of any of the foregoing. For purpose of this ACIM Agreement, the term “Qualified Investor” shall mean any person or entity (a) with which Houlihan Lokey, the Company or any creditor, insider, affiliate or equity holder of the Company communicated regarding a potential Transaction prior to the termination of this ACIM Agreement, or (b) that at any time received any materials concerning the Company that were prepared by, at the direction of, or with the assistance of, Houlihan Lokey.

f.	Reasonableness of Fees: The Company acknowledges and agrees that the fees and expenses payable to Houlihan Lokey hereunder are reasonable. The Company and Houlihan Lokey acknowledge and agree that the time worked, results achieved and ultimate benefit to the Company of the work performed in connection with this engagement may be variable, all of which has been fully considered and factored into establishing the fees hereunder.

3.	Bankruptcy Court Approval. This ACIM Engagement Agreement shall be subject to the approval of the bankruptcy court. Moreover, to provide Houlihan Lokey with more security and certainty of payment of its fees and expenses than the Company can offer, this ACIM Engagement Agreement shall be further subject to entry of an order of the bankruptcy court which provides Houlihan Lokey with a priming investment banking lien under Section 364(d) or other appropriate assurance, such lien or assurance to be in form and substance acceptable to Houlihan Lokey in its sole discretion, that the fees and expenses payable hereunder shall be paid from the proceeds of each relevant Transaction, free and clear of the claims of all other creditors, including the senior secured lenders’ liens (if any), in respect of property of the Company relating solely to ACIM up to the amount of the Houlihan Lien (as defined in the proposed order to retain Houlihan).

4.

Separate Engagement. The fees and expenses due under this ACIM Engagement Agreement, and any liens or other assurances of payment granted in connection therewith, shall be exclusive of, and in addition to, any fees and expenses payable by the Company, and the lien granted in connection therewith by the Bankruptcy Court, under that separate engagement agreement, dated as of December 9, 2004, by and between the Company and Houlihan Lokey as approved by the Bankruptcy Court on

Mr. J. Richard Budd III

Acuity CiMatrix (formerly known as Robotic Vision Systems, Inc.)

Effective as of March 28, 2005

December 17, 2004 relating to the sale of the Company’s Semiconductor Equipment Group division (“SEG”).

If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing and returning this ACIM Engagement Agreement and retaining a copy or duplicate for your records. This ACIM Engagement Agreement shall be effective as of March 28, 2005 (the “Effective Date”).

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.

By:
Charles C. Reardon Senior Vice President

The foregoing ACIM Engagement Agreement (including the attached Additional Terms of Engagement) have been read, understood, accepted and approved, and the undersigned does hereby agree, subject to approval of the Bankruptcy Court, to retain Houlihan Lokey Howard & Zukin Capital, Inc. upon the terms and provisions contained therein.

ACUITY CIMATRIX, INC. (formerly know as ROBOTIC VISION SYSTEMS, INC.)

By:
Name: J. Richard Budd, III
Title: Controlling Person
Its Authorized Signatory

Mr. J. Richard Budd III

Acuity CiMatrix (formerly known as Robotic Vision Systems, Inc.)

Effective as of March 28, 2005

ADDITIONAL TERMS OF ENGAGEMENT

Acuity CiMatrix, Inc. (formerly known as Robotic Vision Systems, Inc.)

1.	Transaction. As used herein the term “Transaction” shall mean:

a.	Any merger, consolidation, reorganization, recapitalization, business combination, license agreement or other transaction pursuant to which ACIM, its assets, whether tangible or intangible, including, but not limited to any of its intellectual property, know how or technology, its operations, or any material portion thereof, is acquired by, or combined with, any person, group of persons, partnership, corporation or other entity (including, without limitation, existing creditors, employees, affiliates, and/or shareholders) (collectively, an “Investor”).

b.	Each acquisition, directly or indirectly by an Investor(s) (or by one or more persons acting together with an Investor pursuant to a written agreement or otherwise), in a single transaction or a series of transactions, of all, or any material portion of, the assets or operations of ACIM, including any transaction where an Investor obtains control, directly or indirectly, of ACIM.

c.	Any transaction or series of transactions that effectuates any reorganization, recapitalization, consolidation, business combination, merger, or other transaction pursuant to which any material portion of the Company’s indebtedness is converted into equity or otherwise compromised or modified.

Each of the Transactions described in clauses (a), (b) and (c), above, whether consummated out-of-court, via a court approved licensing or similar agreement, through a court approved sale transaction under Section 363 of Title 11 of the United States Code (the “Bankruptcy Code”), or similar mechanism, and/or pursuant to a plan under the Bankruptcy Code (a “Plan”), shall constitute a Transaction hereunder.

2.	Advice. Except as may be required by law or court process, any opinions or advice (whether written or oral) rendered by Houlihan Lokey pursuant to this ACIM Engagement Agreement are intended solely for the benefit and use of the Company, and may not be publicly disclosed in any manner or made available to third parties (other than the Company’s management, directors, advisors, accountants and attorneys) without the prior written consent of Houlihan Lokey, which consent shall not be unreasonably withheld.

3.	Credit. Houlihan Lokey is hereby authorized, upon the consummation of a Transaction, at its own expense to place a customary “tombstone” advertisement or similar announcement in such form and in such media as Houlihan Lokey deems appropriate.

4.	Bankruptcy Court. Upon signing this ACIM Engagement Agreement, the Company shall seek an order authorizing the employment of Houlihan Lokey, under the terms of this ACIM Engagement Agreement, as a professional person pursuant to (and subject to the standard of review of) Section 328(a) of the Bankruptcy Code. The Debtor shall submit Houlihan Lokey’s employment application within two business days of the signing of this ACIM Engagement Agreement and use its reasonable best efforts to cause such application to be considered on the most expedited basis.

Mr. J. Richard Budd III

Acuity CiMatrix (formerly known as Robotic Vision Systems, Inc.)

Effective as of March 28, 2005

a.	The order authorizing the employment of Houlihan Lokey as a professional person must be acceptable to Houlihan Lokey in its sole discretion. An acceptable order shall approve the terms of this ACIM Engagement Agreement, including, without limitation, specifically our agreement that: (i) none of the fees hereunder shall constitute a “bonus” under applicable law, (ii) Houlihan Lokey shall not be required to maintain time records or file fee applications with the Court for payment, (iii) Houlihan Lokey shall be entitled to be paid out of any Transaction proceeds as a cost, and upon the closing, of any Transaction in accordance with the terms of this ACIM Engagement Agreement, without further application to the Court, and (iv) all of Houlihan Lokey’s fees and expenses shall be paid out of any Transaction proceeds up to the amount of the Houlihan Lien (as defined in the proposed order to retain Houlihan), regardless of the existence of any unpaid administrative claims in the Company’s bankruptcy case.

b.	If the Court’s order is not obtained (or is later terminated, reversed or set aside for any reason) on or before April 26, 2005, Houlihan Lokey may terminate this ACIM Engagement Agreement, and the Company shall request that the Bankruptcy Court permit the Company to reimburse Houlihan Lokey for all expenses reasonably incurred prior to such date of termination.

c.	The terms of this Paragraph are for the benefit of Houlihan Lokey only, and may be waived, in whole or in part, only by Houlihan Lokey.

5.	Termination. The initial term of this ACIM Engagement Agreement shall be six (6) months, provided, however, that this ACIM Engagement Agreement may be terminated by (i) the Company at any time, and (ii) Houlihan Lokey upon not less than upon thirty days prior written notice of termination to the Company; provided, however, that no expiration or termination of this ACIM Engagement Agreement shall affect (a) the Company’s indemnification, reimbursement, contribution and other obligations as set forth in this ACIM Engagement Agreement, (b) the confidentiality provisions set forth herein and (c) Houlihan Lokey’s right to receive, and the Company’s obligation to pay, any and all fees and expenses due pursuant to this ACIM Engagement Agreement, and/or to become due prior to the effective date of termination, and/or due during the Tail Period, as defined in this ACIM Engagement Agreement, whether or not any Transaction has been consummated prior to the effective date of termination.

6.	Choice of Law. THIS ACIM ENGAGEMENT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S RULES CONCERNING CONFLICTS OF LAWS. EACH OF HOULIHAN LOKEY AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS EQUITY HOLDERS) WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF HOULIHAN LOKEY PURSUANT TO, OR THE PERFORMANCE BY HOULIHAN LOKEY OF THE SERVICES CONTEMPLATED BY, THIS ACIM ENGAGEMENT AGREEMENT.

7.

Other Services: To the extent Houlihan Lokey is requested by the Company to perform any financial advisory or investment banking services which are not within the scope of this assignment, such fees shall be mutually agreed upon by Houlihan Lokey and the Company in writing, in advance, depending on the level and type of services required, and shall be in addition to the fees and expenses described hereinabove. Such services shall include, but not be limited to, additional services that

Mr. J. Richard Budd III

Acuity CiMatrix (formerly known as Robotic Vision Systems, Inc.)

Effective as of March 28, 2005

Houlihan Lokey is requested to provide in connection with a possible restructuring transaction or Financing Transaction (as defined herein).

If asked to assist the Company with a Financing Transaction, Houlihan Lokey shall thereafter be the exclusive advisor to the Company with respect to implementation of a Financing Transaction and shall be entitled to receive a Financing Transaction Fee upon closing of a Financing Transaction equal to the following:

Interim DIP Financing:	the greater of $250,000 or 3% of the amount raised

Permanent Debt Financing:	Senior Secured Debt – 2% of the amount raised

Mezzanine or Subordinated Debt:	5% of the amount raised

Equity:	7% of the amount raised

As used herein, “Financing Transaction” shall mean any refinancing of all, or any portion, of the Company’s existing obligations; and/or the raising or issuance of any form of new equity and/or debt financing by the Company, and/or any entity formed by, or at the direction of, or which is a majority-owned subsidiary, or affiliate, of the Company, from any source including, without limitation, any of the Company’s existing owners, shareholders, employees, creditors or affiliates, and/or any combination of the foregoing, whether effectuated in-court, out-of-court, through the confirmation of a plan of reorganization, or otherwise, under the United States Bankruptcy Code, or whether the requisite consents to such transaction(s) are obtained in-court or out-of-court.

In the event that Houlihan Lokey is requested to provide any services other than as specifically provided for in Paragraph 1 of the Engagement Letter, in conjunction with a possible restructuring transaction, or otherwise, including, but not limited to valuing the Company and/or any debt or securities that might be issued in accordance with a proposed plan of reorganization or assisting the Company in evaluating or implementing any proposed plans of reorganization, such services shall be provided at fees as are mutually agreed to by the Company and Houlihan Lokey and approved by the bankruptcy court, and all such fees, together with any Financing Fees that may become due in accordance with the provisions of this Section 7 of the Additional Terms of Engagement, shall be in addition to the fees and expenses described in Paragraph 2 of the Engagement Letter.

8.	Attorneys’ Fees and Court Costs. If any party to this ACIM Engagement Agreement brings an action directly or indirectly based upon this ACIM Engagement Agreement or the matters contemplated hereby against the other party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such proceeding, including, but not limited to, reasonable attorneys’ fees and court costs, subject to the approval of the Bankruptcy Court.

9.

Authority. The Company, subject to approval of the Bankruptcy Court, has all requisite corporate power and authority to enter into this ACIM Engagement Agreement and the transactions contemplated hereby (including, without limitation, any Transaction). The Company and Houlihan Lokey have fully reviewed this ACIM Engagement Agreement, have obtained counsel on its terms, and have participated in the drafting of this ACIM Engagement Agreement such that it shall not be construed against any one party. This ACIM Engagement Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed

Mr. J. Richard Budd III

Acuity CiMatrix (formerly known as Robotic Vision Systems, Inc.)

Effective as of March 28, 2005

and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to approval of the Bankruptcy Court.

10.	Exclusive Agency. Until this ACIM Engagement Agreement is terminated, the Company agrees that Houlihan Lokey is the Company’s exclusive financial advisor with respect to any Transaction involving ACIM or any portion thereof and that neither the Company nor any other representative of the Company will directly or indirectly, contact, approach or negotiate with any person or persons regarding any Transaction, or transaction similar to such transaction, other than through, or with the consent of, Houlihan Lokey.

11.	Communications with Creditors. Except as otherwise directed by the Company from time to time, Houlihan Lokey is permitted to discuss its activities as financial advisor to the Company with respect to any Transaction involving ACIM, including the sale process, with the Company’s senior secured lender, unsecured creditors, creditor committees (including the individual members of any such committees), and each of their legal, financial and other advisors and may respond to their inquiries regarding the sale process.

12.	Counterparts. For the convenience of the parties, any number of counterparts of this ACIM Engagement Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same ACIM Engagement Agreement.

13.	Information. In connection with Houlihan Lokey’s activities on the Company’s behalf, the Company will cooperate with Houlihan Lokey and will furnish, or cause to be furnished, to Houlihan Lokey any and all information and data concerning the Company (the “Information”) which Houlihan Lokey deems appropriate, and will provide Houlihan Lokey with access to the Company’s officers, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. The Company represents and warrants that all Information (a) made available to Houlihan Lokey or (b) contained in any filing by the Company with any court or any governmental or regulatory agency, commission or instrumentality (each, an “Agency”), will at all times during the period of the engagement of Houlihan Lokey hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections or other information provided by it to Houlihan Lokey will have been prepared in good faith and will be based upon assumptions, which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, Houlihan Lokey will be using and relying on the Information (and information available from public sources and other sources deemed reliable by Houlihan Lokey) without independent verification thereof by Houlihan Lokey or independent appraisal by Houlihan Lokey of any of the Company’s assets. Houlihan Lokey does not assume responsibility for the accuracy or completeness of the Information or any other information regarding the Company.

14.

Role as Advisor. In performing its services under this ACIM Engagement Agreement, Houlihan Lokey is not assuming any responsibility for the Company’s decision to pursue (or not to pursue) any business strategy or to effect (or not to effect) any Transaction. Houlihan Lokey shall not have any obligation or responsibility to provide “crisis management” services for, or business consultant services to, the Company, and shall have no responsibility for designing or implementing operational,

Mr. J. Richard Budd III

Acuity CiMatrix (formerly known as Robotic Vision Systems, Inc.)

Effective as of March 28, 2005

organizational, administrative, cash management or liquidity improvements, or to advise on or help implement a restructuring or financing transaction

15.	Successors. This ACIM Engagement Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this ACIM Engagement Agreement, express or implied, however, is intended to confer, or does confer, on any person or entity, other than the parties hereto and their respective successors and permitted assigns and, to the extent expressly set forth herein, the Indemnified Parties (as defined below), any rights or remedies under or by reason of this ACIM Engagement Agreement or as a result of the services to be rendered by Houlihan Lokey hereunder.

16.	Miscellaneous. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision. This ACIM Engagement Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party. The parties understand that Houlihan Lokey is being engaged hereunder to provide the services described above solely to the Company, and that Houlihan Lokey is not acting as an agent or fiduciary of, and shall have no duty of loyalty to, the equity holders or creditors of the Company or any other third parties in connection with this engagement. The Company agrees that it will be solely responsible for ensuring that any Transaction complies with applicable law.

17.	Indemnification. As a material part of the consideration for the agreement of Houlihan Lokey to furnish its services under the ACIM Engagement Agreement, the Company agrees to indemnify and hold harmless Houlihan Lokey and its affiliates, and their respective past, present and future directors, officers, shareholders, employees, agents and controlling persons within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the “Indemnified Parties”), to the fullest extent lawful, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, arising out of or related to this ACIM Engagement Agreement, any actions taken or omitted to be taken by an Indemnified Party (including acts or omissions constituting ordinary negligence) in connection with this ACIM Engagement Agreement, or any Transaction or proposed Transaction contemplated thereby. In addition, the Company agrees to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in respect thereof at the time such expenses are incurred; provided, however, the Company shall not be liable under the foregoing indemnity and reimbursement agreement for any loss, claim, damage or liability which is finally judicially determined to have resulted primarily from the willful misconduct or gross negligence of any Indemnified Party.

If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and Houlihan Lokey, on the other hand, in connection with the actual or potential Transaction and the services rendered by Houlihan Lokey. If, however, the allocation provided by

Mr. J. Richard Budd III

Acuity CiMatrix (formerly known as Robotic Vision Systems, Inc.)

Effective as of March 28, 2005

the immediately preceding sentence is not permitted by applicable law or otherwise, then the Company shall contribute to such amount paid or payable by any Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company, on the one hand, and Houlihan Lokey, on the other hand, in connection therewith, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the aggregate contribution of all Indemnified Parties to any such losses, claims, damages, liabilities and expenses shall not exceed the amount of fees actually received by Houlihan Lokey pursuant to this ACIM Engagement Agreement.

The Company shall not effect any settlement or release from liability in connection with any matter for which an Indemnified Party would be entitled to indemnification from the Company, unless such settlement or release contains a release of the Indemnified Parties reasonably satisfactory in form and substance to Houlihan Lokey. The Company shall not be required to indemnify any Indemnified Party for any amount paid or payable by such party in the settlement or compromise of any claim or action without the Company’s prior written consent.

Prior to entering into any agreement or arrangement with respect to, or effecting, any (i) merger, statutory exchange or other business combination or proposed sale, exchange, dividend or other distribution or liquidation of all or a significant proportion of its assets, or (ii) significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this ACIM Engagement Agreement, the Company will notify Houlihan Lokey in writing thereof (if not previously so notified) and, if requested by Houlihan Lokey, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions reasonably satisfactory to Houlihan Lokey.

The Company further agrees that neither Houlihan Lokey nor any other Indemnified Party shall have any liability, regardless of the legal theory advanced, to the Company or any other person or entity (including the Company’s equity holders and creditors) related to or arising out of Houlihan Lokey’s engagement, except for any liability for losses, claims, damages, liabilities or expenses incurred by the Company which are finally judicially determined to have resulted primarily from the willful misconduct or gross negligence of Houlihan Lokey or any Indemnified Party. The indemnity, reimbursement, contribution and other obligations and agreements of the Company set forth herein shall apply to any modifications of this ACIM Engagement Agreement, shall be in addition to any liability which the Company may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and each Indemnified Party. The foregoing provisions shall survive the consummation of any Transaction and any termination of the relationship established by this ACIM Engagement Agreement.

Houlihan Lokey acknowledges and agrees that the extent of any of the Company’s obligations under this paragraph 17 shall be determined as provided in the order by the Bankruptcy Court approving Houlihan Lokey’s retention.